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                                                                    EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FRANKLIN HOLDING COMPANY, INC.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 27, 2001, relating to the consolidated statements of operations, stockholders' equity and cash flows of Franklin Holding Company, Inc. and subsidiary, and to the reference to our Firm under the caption "Experts" in the prospectus.

                                                  BROWN SCHULTZ SHERIDAN & FRITZ


Camp Hill, Pennsylvania
April 30, 2003